UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 27, 2009

DexCom, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-51222	33-0857544
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

6340 Sequence Drive San Diego, CA 92121	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858)-200-0200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 13, 2009, DexCom, Inc. (“DexCom”) filed a Current Report on Form 8-K (the “Original 8-K”) describing the Amended and Restated Joint Development Agreement and OUS Commercialization Agreement (collectively, the “Agreements”) with Animas Corporation (“Animas”), both of which involve DexCom’s continuous glucose monitoring (“CGM”) technology. Pursuant to the Agreements, Animas will receive an exclusive right to develop and market CGM-enabled ambulatory insulin pumps outside the United States. DexCom is filing this Form 8-K/A to amend the Original 8-K by attaching the Agreements as exhibits to the Original 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1*	Amended and Restated Joint Development Agreement by and between DexCom, Inc. and Animas Corporation.

10.2*	OUS Commercialization Agreement by and between DexCom, Inc. and Animas Corporation.

*	Certain portions have been omitted pursuant to a confidential treatment request. Omitted information has been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEXCOM, INC.

Date: January 27, 2009	By:	/s/ Steven R. Pacelli
	Name:	Steven R. Pacelli
	Title:	Chief Administrative Officer

Exhibit Index

Exhibit Number	Description of Exhibit

10.1*	Amended and Restated Joint Development Agreement by and between DexCom, Inc. and Animas Corporation.

10.2*	OUS Commercialization Agreement by and between DexCom, Inc. and Animas Corporation.

*	Certain portions have been omitted pursuant to a confidential treatment request. Omitted information has been filed separately with the Securities and Exchange Commission.